UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANTTO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 27, 2007

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

☐ Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                    COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

        On March 27, 2007, the Becton, Dickinson and Company (“BD”) Deferred Compensation Plan (“DCP”) was amended to provide matching deferral credits to a participant who defers salary and/or bonus under the DCP in an amount equal to the additional company matching contribution the participant would have received under the BD Savings Incentive Plan (401(k) plan) had the participant’s deferred salary or bonus been contributed to the Savings Incentive Plan. The matching deferral credits will be calculated assuming that the dollar limitation on includable compensation under the Savings Incentive Plan was equal to three (3) times the dollar limit otherwise in effect under the Internal Revenue Code.

        On March 27, 2007, the BD Retirement Benefits Restoration Plan was amended to include provisions relating to the payment of plan benefits to employees who participate in the BD Retirement Plan under the cash balance formula that has been added to the Retirement Plan.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

        The By-laws of the Company have been amended, effective March 27, 2007, to, among other things, (i) remove the Board committe charters (which will still be posted on the “Investor” page of BD’s website), and (ii) clarify certain provisions of the By-laws concerning notice of shareholder proposals. A copy of BD’s Amended and Restated By-laws as of March 27, 2007 is filed as Exhibit 3.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	3.1	By-laws of BD, as amended and restated as of March 27, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: March 28, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Amended and Restated By-laws of the Company as of March 27, 2007.